                                                                 EXHIBIT 10.9(a)

                              EMPLOYMENT AGREEMENT
                              --------------------

     THIS EMPLOYMENT AGREEMENT (this "Agreement") is made and entered into, effective for all purposes and in all respects as of the 22nd day of April, 1997, by and between U.S.A. FLORAL PRODUCTS, INC., a Delaware corporation (the "Company"), and ROBERT POIRIER ("Employee").


                                R E C I T A L S

     A. The Company desires to employ Employee in the capacity as Chief Executive Officer, President and Chairman of the Board of the Company, under the terms and conditions set forth in this Agreement.

     B. Employee desires to be employed by the Company in such capacity, under the terms and conditions set forth in this Agreement.

     NOW, THEREFORE, in consideration of the foregoing, of the mutual promises herein contained and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending legally to be bound, hereby agree as follows:

     1.   Employment and Duties.
          ---------------------

          (a) The Company hereby employs Employee as Chief Executive Officer, President and Chairman of the Board of the Company. As such, Employee shall have responsibilities, duties and authority reasonably accorded to and expected of a chief executive officer, president and chairman of the board and will report directly to the Board of Directors of the Company. Employee hereby accepts this employment upon the terms and conditions herein contained and agrees to devote his time, attention and efforts to promote and further the business of the Company. Employee shall be appointed as a director of the Company upon the effective date of this Agreement.

          (b) Employee shall faithfully adhere to, execute and fulfill all policies established by the Company.

          (c) Employee shall not, during the Term of his employment hereunder, be engaged in any other business activity pursued for gain, profit or other pecuniary advantage if such activity interferes with Employee's duties and responsibilities hereunder. However, the foregoing limitations shall not be construed as prohibiting Employee from making personal investments in such form or manner as will neither require his services in the operation or affairs of the companies or enterprises in which such investments are made, nor violate the terms of paragraph 4 hereof.

     2.   Compensation.  For all services rendered by Employee hereunder, the
          ------------
Company shall compensate Employee as follows:

          (a) Base Salary.  Effective April 1, 1997, the base salary payable to
              -----------
Employee shall be at the per annum rate of One Hundred Twenty Thousand Dollars
                         --- -----
($120,000), payable on a regular basis in accordance with the Company's standard payroll procedures, but not less than monthly. On at least an annual basis, the Board of Directors of the Company will review Employee's performance and may make increases to such base salary if, in its discretion, any such increase is warranted.

          (b) Incentive Bonus Plan.  The Board of Directors of the Company will
              --------------------
develop a written Incentive Bonus Plan within one hundred and twenty (120) days of the date hereof setting forth the criteria under which Employee and other officers and key employees will be eligible to receive year-end bonus awards. Employee will be eligible to participate in any such plan on terms and conditions determined by the Board.

     3.   Executive Perquisites and Benefits.  Employee shall be entitled to
          ----------------------------------
receive additional benefits from the Company in such form and to such extent as specified below:

          (a) From and after the effective date of this Agreement, the Company shall pay Employee's costs for COBRA coverage for Employee and his dependent family members under the health, hospitalization and/or dental insurance plans and/or policies (if any) of his immediately previous employer; provided, that the Company's obligation to pay Employee's Cobra costs shall cease at such time as Employee and his dependent family members become eligible to receive coverage under any similar benefit plans adopted by the Company.

          (b) Payment of annual premiums for a long-term disability insurance policy providing benefits equal to sixty percent (60%) of Employee's annual base salary for three (3) years following a termination of his employment due to disability.

          (c) Payment of annual premiums for whole life insurance policy issued on July 25, 1993 by Phoenix Home Life, One American Row, Hartford, Connecticut 06115, Policy number 2612789, insuring the life of Employee and benefiting his dependent family members, in an aggregate amount not to exceed Ten Thousand Dollars ($10,000) per annum, it being understood and
                                           --- -----
     agreed that this allowance shall not be increased at any time during the twelve (12)-month period immediately following the effective date of this Agreement (unless such an increase is deemed advisable by the Board of Directors of the Company, in its discretion).

          (d) Reimbursement for all business travel and other out-of-pocket expenses reasonably incurred by Employee in the performance of his services pursuant to this Agreement. All reimbursable expenses shall be appropriately documented in reasonable detail by Employee upon submission of any request for reimbursement, and in a format and manner consistent with the Company's expense reporting policy.

          (e) The Company shall pay for or reimburse Employee up to an amount equal to Six Thousand Dollars ($6,000) per annum, for expenses incurred by
                                            --- -----
     Employee in connection with his use of an automobile in connection with his employment hereunder.

          (f) The Company shall pay for or reimburse Employee up to an amount equal to Two Thousand Dollars ($2,000) per month, for expenses incurred by
                                            --- -----
     Employee in connection with his rental or ownership of living accommodations.

          (g) The Company shall provide Employee with other executive perquisites as may be available to or deemed appropriate for Employee by the Board of Directors of the Company and participation in all other Company-wide employee benefits as available from time to time.

          (h) The benefits, payments or reimbursements provided for in this
     Section 3 shall be subject to informational reporting and standard withholding deductions as required by law as determined by the Company in its reasonable discretion.

     4.   Non-Competition Agreement.
          -------------------------

          (a) Employee will not, during the period of his employment by or with the Company, and, for a period equal to two (2) years following the termination of his employment under this Agreement, for any reason whatsoever, directly or indirectly, for himself or on behalf of or in conjunction with any other person, persons, company, partnership, corporation or business of whatever nature:

               (i) engage, as an officer, director, shareholder, owner, partner, joint venturer, or in a managerial capacity, whether as an employee, independent contractor, consultant or advisor, or as a sales representative, in any business a principal purpose of which is to engage, directly or indirectly, in effecting consolidation of ownership (whether such consolidation occurs by acquisition, merger or otherwise) in the wholesale and/or retail floral industry;

               (ii) call upon any person who is, at that time, an employee of the Company (including the respective affiliates thereof) in a managerial capacity for the purpose or with the intent of enticing such employee away from or out of the employ of the Company (including the respective affiliates thereof), provided that Employee shall be permitted to call upon and hire any member of his or her immediate family; or

               (iii) call upon any prospective acquisition candidate, on Employee's own behalf or on behalf of any competitor, which candidate was either called upon by the Company (including the respective affiliates thereof) or for which the Company (including the respective affiliates thereof) made an acquisition analysis, for the purpose of acquiring such entity.

In the event that the Company fails to succeed in consolidating the wholesale and/or retail floral industry, as contemplated by the parties hereto, and Employee's employment is terminated as a result thereof pursuant to paragraph 6 hereof, Employee shall not be bound by the provisions of this paragraph 4(a), unless Employee's acts or omissions materially contributed to such failure, in which case, the Employee shall continue to be bound by the covenant in this paragraph 4(a). No provision of this paragraph 4(a) shall be deemed to prohibit Employee from acquiring as an investment not more than one percent (1%) of the capital stock of a competing business, whose stock is traded on a national securities exchange or on an over-the-counter market.

          (b) Because of the difficulty of measuring economic losses to the Company as a result of a breach of the foregoing covenant, and because of the immediate and irreparable damage that could be caused to the Company for which it would have no other adequate remedy, Employee agrees that the foregoing covenant, in addition to and not in limitation of any other rights, remedies or damages available to the Company at law, in equity or under this Agreement, may be enforced by the Company in the event of the breach or threatened breach by Employee, by injunctions and/or restraining orders.

          (c) It is agreed by the parties that the covenants contained in paragraphs 4(a) and 4(b) hereof impose a reasonable restraint on Employee in light of the activities and business of the Company (including the Company's affiliates) on the date of the execution of this Agreement and the current plans of the Company (including the Company's affiliates).

          (d) The covenants in this paragraph 4 are severable and separate, and the unenforceability of any specific covenant shall not affect the provisions of any other covenant. Moreover, in the event any court of competent jurisdiction shall determine that the scope, time or territorial restrictions set forth herein are unreasonable, then it is the intention of the parties that such restrictions be enforced to the fullest extent that such court deems reasonable, and the Agreement shall thereby be reformed to reflect the same.

          (e) All of the covenants in this paragraph 4 shall be construed as an agreement independent of any other provision in this Agreement, and the existence of any claim or cause of action of Employee against the Company, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Company of such covenants. It is specifically agreed that the period of two (2) years stated in paragraph 4(a) hereof, during which the agreements and covenants of Employee made in this paragraph 4 shall be effective, shall be computed by excluding from such computation any time during which Employee is in violation of any provision of this paragraph 4.

          (f) Notwithstanding any of the foregoing, if any applicable law, judicial ruling or order shall reduce the time period during which Employee shall be prohibited from engaging in any competitive activity described in paragraph 4(a) hereof, the period of time for which Employee shall be prohibited pursuant to paragraph 4(a) hereof shall be the maximum time permitted by law. However, in the event that the time period specified by paragraph 4(a) hereof shall be so reduced, then, notwithstanding the provisions of paragraph 6(b)(iv) hereof, Employee shall be entitled to receive from the Company his base salary at the rate then in effect solely for the time period during which the provisions of paragraph 4(a) hereof shall be enforceable under the provisions of such applicable law, ruling or order.

     5.   Place of Performance.
          --------------------

          (a) Employee understands that he may be requested by the Board to relocate from his present residence to another geographic location in order to more efficiently carry out his duties and responsibilities under this Agreement or as part of a promotion or other increase in duties and responsibilities. In such event, if Employee agrees to relocate, the Company will pay all relocation costs to move Employee, his immediate family and their personal property and effects. Such costs may include, by way of example, but are not limited to, pre-move visits to search for a new residence, investigate schools or for other purposes; temporary lodging and living costs prior to moving into a new permanent residence; duplicate home carrying costs; all closing costs on the sale of Employee's present residence and on the purchase of a comparable residence in the new location; and added income taxes that Employee may incur if any relocation costs are not deductible for income tax purposes. The general intent of the foregoing is that Employee shall not personally bear any out-of-pocket costs or expenses as a result of the relocation, with an understanding that Employee will use his best efforts to incur only those costs or expenses which are reasonable-and necessary to effect a smooth, efficient and orderly relocation with minimal disruption to the business affairs of the Company and the personal life of Employee and his family.

          (b) Notwithstanding the above, if Employee is requested by the Board to relocate and Employee refuses, such refusal shall not constitute "cause" for termination of this Agreement under the terms of paragraph 6(b)(iii) hereof.

     6.   Term; Termination; Rights on Termination.
          ----------------------------------------

          (a) The term of this Agreement shall begin on the date hereof and continue for twenty-four (24) consecutive months (the "Term").

          (b) The Term of this Agreement and Employee's employment hereunder may be terminated in any one of the followings ways:

               (i) Death. The death of Employee shall immediately terminate the
                   -----
     Agreement with no severance compensation due to Employee's estate.

               (ii) Disability.  If, as a result of incapacity due to physical
                    ----------
     or mental illness or injury, Employee shall have been absent from his full-time duties hereunder for four (4) consecutive months, then thirty (30) days after written notice to Employee (which notice may occur before or after the end of such four (4) month period, but which shall not be effective earlier than the last day of such four (4) month period), the Company may terminate Employee's employment hereunder, provided that Employee is unable to resume his full-time duties at the conclusion of such notice period. Also, Employee may terminate his employment hereunder if his health should become impaired to an extent that makes the continued performance of his duties hereunder hazardous to his physical or mental health or his life, provided that Employee shall have furnished the Company with a written statement from a qualified doctor to such effect, and provided, further, that, at the Company's request made within thirty (30) days of the date of such written statement, Employee shall submit to an examination by a doctor selected by the Company who is reasonably acceptable to Employee or Employee's doctor and such doctor shall have concurred in the conclusion of Employee's doctor. Subject to paragraphs 4(g) and 6(e) hereof, in the event this Agreement is terminated as a result of Employee's disability, Employee shall receive from the Company the base salary, at the rate then in effect, and the additional benefits and requirements described in subparagraphs 3(a), (b), (c), (e),
     (f) and (h), for whatever time period is remaining under the Term of this Agreement, payable over the remaining period of the Term and otherwise in accordance with the provisions of this Agreement.

               (iii)  Cause.  This Agreement shall terminate ten (10) days after
                      -----
     written notice to Employee specifying "cause" therefor. For purposes of this Agreement, the term "cause" shall mean and refer to: (A) Employee's willful, material and irreparable breach of this Agreement; (B) Employee's gross negligence in the performance or intentional nonperformance (continuing for ten (10) days after receipt of written notice of need to cure) of any of Employee's material duties and responsibilities hereunder;
     (C) Employee's willful dishonesty, fraud or misconduct with respect to the business or affairs of the Company which materially and adversely affects the operations or reputation of the Company; (D) Employee's conviction of a felony or other crime involving moral turpitude; or (E) chronic alcohol or illegal drug abuse by Employee. In the event of a termination for cause, as enumerated above, Employee shall have no right to any severance compensation.

               (iv) Without Cause.  At any time after the commencement of
                    -------------
     employment, the Company may, without cause, terminate this Agreement and Employee's employment hereunder, effective thirty (30) days after written notice is provided to Employee. Should Employee be terminated by the Company without cause, subject to paragraphs 4(g) and 6(e) hereof, Employee shall receive from the Company the base salary at the rate then in effect at the time of such termination, and the additional benefits and requirements described in subparagraphs 3(a), (b), (c), (e), (f) and (h), payable over the two (2) year period following the effective date of such termination, and otherwise in accordance with the provisions of this Agreement. If Employee resigns or otherwise terminates his employment without cause pursuant to this paragraph 6(b)(iv), Employee shall receive no severance compensation.

          (c) Upon termination of this Agreement for any reason provided above, Employee shall be entitled to receive all compensation earned and all benefits and reimbursements due through the effective date of termination. Additional compensation subsequent to termination, if any, will be due and payable to Employee only to the extent and in the manner expressly provided above. All other rights and obligations of the Company and Employee under this Agreement shall cease as of the effective date of termination, except that the Company's obligations under paragraph 10 herein and Employee's obligations under paragraphs 4, 7, 8, 9 and 11 herein shall survive such termination in accordance with their terms.

          (d) If termination of Employee's employment arises out of the Company's failure to pay Employee on a timely basis the amounts to which he is entitled under this Agreement or as a result of any other breach of this Agreement by the Company, as determined by a court of competent jurisdiction or pursuant to the provisions of paragraph 16 below, the Company shall pay all amounts and damages to which Employee may be entitled as a result of such breach, including interest thereon and all reasonable legal fees and expenses and other costs incurred by Employee to enforce his rights hereunder. Further, none of the provisions of paragraph 4 shall apply in the event this Agreement is terminated as a result of a breach by the Company.

          (e) In the event that Employee secures employment during the period that any payment is continuing pursuant to the provisions of this paragraph 6, the amounts to be paid hereunder shall be reduced by the amount of Employee's earnings from such other employment.

     7.   Return of Company Property.  All records, designs, patents, business
          --------------------------
plans, financial statements, manuals, memoranda, lists and other property delivered to or compiled by Employee by or on behalf of the Company (including the respective affiliates thereof) or their representatives, vendors or customers which pertain to the business of the Company (including the respective affiliates thereof) shall be and remain the property of the Company, and be subject at all times to its discretion and control. Likewise, all correspondence, reports, records, charts, advertising materials and other similar data pertaining to the business, activities or future plans of the Company which is collected by Employee or otherwise in Employee's possession or control shall be delivered promptly to the Company, without request by the Company, upon termination of Employee's employment hereunder.

     8.   Inventions.  Employee shall disclose promptly to the Company any and
          ----------
all significant conceptions and ideas for inventions, improvements and valuable discoveries, whether patentable or not, which are conceived or made by Employee, solely or jointly with another, during the period of employment, and which are directly related to the business or activities of the Company and which are conceived as a result of his employment by the Company. Employee hereby assigns and agrees to assign all of his interests therein to the Company or its nominee. Whenever requested to do so by the Company, Employee shall execute any and all applications, assignments or other instruments that the Company shall deem necessary to apply for and obtain Letters Patent of the United States or any foreign country or to otherwise protect the Company's interest therein.

     9.   Trade Secrets.  Employee is employed hereunder by the Company in a
          -------------
confidential relationship wherein Employee, in the course of his employment with the Company, has and will continue to become familiar with and aware of information as to the Company and its affiliates, customers, relationships or agreements with their respective vendors or customers, specific manner of doing business, including the processes, techniques and trade secrets utilized by the Company and its affiliates, and future plans with respect thereto, all of which has been and will be established and maintained at great expense to the Company and its affiliates; any and all of such information are trade secrets and constitute the valuable goodwill of the Company and its affiliates. Employee agrees that he will not, during or after the Term of this Agreement, disclose any of such information and/or trade secrets, whether in existence or proposed, to any person, firm, partnership, corporation or business for any reason or purpose whatsoever.

     10.  Indemnification.  In the event Employee is made a party to any
          ---------------
threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by the Company against Employee), by reason of the fact that he is or was performing services under this Agreement, then the Company shall indemnify Employee against all expenses (including reasonable attorneys' fees), judgments, fines and amounts paid in settlement, as actually and reasonably incurred by Employee in connection therewith. In the event that both Employee and the Company are made a party to the same third-party action, complaint, suit or proceeding, the Company agrees to engage competent legal representation, and Employee agrees to use the same representation, provided that if counsel selected by the Company shall have a conflict of interest that prevents such counsel from representing Employee, Employee may engage separate counsel and the Company shall pay all attorneys' fees of such separate counsel. Further, while Employee is expected at all times to use his best efforts to faithfully discharge his duties under this Agreement, Employee cannot be held liable to the Company for errors or omissions made in good faith where Employee has not exhibited gross, willful or wanton negligence or misconduct or performed criminal or fraudulent acts which materially damage the business of the Company.

     11.  No Prior Agreements.  Employee hereby represents and warrants to the
          -------------------
Company that the execution of this Agreement by Employee and his employment by the Company and the performance of his duties hereunder will not violate or be a breach of any written agreement with a former employer, client or any other person or entity. Further, Employee agrees to indemnify the Company for any claim, including, but not limited to, attorneys' fees and expenses of investigation, by any such third party that such third party may now have or may hereafter come to have against the Company based upon or arising out of any written noncompetition agreement, invention or secrecy agreement between Employee and such third party which was in existence as of the date of this Agreement. The Company agrees to indemnify Employee for the cost and expense of any claim, including, but not limited to, attorneys' fees and expenses of investigation, brought by Employee's former employer against Employee based upon or arising out of the

Company's employment of Employee and not otherwise related, directly or indirectly, to any written agreement between Employee and his former employer.

     12.  Assignment: Binding Effect.  Employee understands that he has been
          --------------------------
selected for employment by the Company on the basis of his personal qualifications, experience and skills. Employee agrees, therefore, that he cannot assign all or any portion of his performance under this Agreement. Subject to the preceding two (2) sentences, this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties hereto and their respective heirs, legal representatives, successors and assigns.

     13.  Complete Agreement.  This Agreement is not a promise of future
          ------------------
employment. Employee is and shall be an employee at-will and the Company may terminate this Agreement at any time, with or without cause, subject to the Company's obligations under paragraph 6 above. Emoloyee has no oral representations, understandings or agreements with the Company or any of its officers or representatives covering the same subject matter as this Agreement. This written Agreement is the final, complete and exclusive statement and expression of the agreement between the Company and Employee and of all the terms of this Agreement, and it cannot be varied, contradicted or supplemented by evidence of any prior or contemporaneous oral or written agreements. This written Agreement may not be later modified except by a further writing signed by a duly authorized officer of the Company and Employee, and no term of this Agreement may be waived except by writing signed by the party waiving the benefit of such term.

     14.  Notice.  Whenever any notice is required hereunder, it shall be given
          ------
in writing addressed as follows:

To the Company:     U.S.A. Floral Products, Inc.
                    c/o Tucker, Flyer & Lewis
                    1615 L Street, N.W.
                    Suite 400
                    Washington, D.C.  20036

To Employee:        Robert Poirier
                    3500 Whitehaven Parkway, N.W.
                    Washington, D.C. 20007

With a copy to:     Fitzsimmons, Roberts & Paine
                    20 N. Wacker Drive
                    Suite 3850
                    Chicago, IL  60606

Notice shall be deemed given and effective three (3) days after the deposit in the U.S. mail of a writing addressed as above and sent first-class mail, certified, return-receipt requested, or when actually received. Either party may change the address for notice by notifying the other party of such change in accordance with this paragraph 14.

     15.  Severability; Headings.  If any portion of this Agreement is held
          ----------------------
invalid or inoperative, the other portions of this Agreement shall be deemed valid and operative and, so far as is reasonable and possible, effect shall be given to the intent manifested by the portion held invalid or inoperative. The paragraph headings herein are for reference purposes only and are not intended in any way to describe, interpret, define or limit the extent or intent of the Agreement or of any part hereof.

     16.  Arbitration.  Any unresolved dispute or controversy arising under or
          -----------
in connection with this Agreement shall be settled exclusively by arbitration, conducted in accordance with the rules of the American Arbitration Association then in effect. The arbitrators shall not have the authority to add to, detract from, or modify any provision hereof, nor to award punitive damages to any injured party. The arbitrators shall have the authority to order back-pay, severance compensation, vesting of options (or cash compensation in lieu of vesting of options), reimbursement of costs, including those incurred to enforce this Agreement, and interest thereon, in the event the arbitrators determine that Employee was terminated without disability or cause, as defined in paragraphs 6(b)(ii) and 6(b)(iii), respectively, or that the Company has otherwise materially breached this Agreement. A decision by a majority of the arbitration panel shall be final and binding. Judgment may be entered on the arbitrators' award in any court having jurisdiction. The direct expense of any arbitration proceeding shall be borne by the Company. The arbitration proceeding shall be held in the city where the Company's corporate headquarters is located.

     17.  Governing Law.  This Agreement shall in all respects be governed by
          -------------
and construed in accordance with the laws of the State of Delaware.

     IN WITNESS WHEREOF, the Company and Employee have executed this Agreement as of the date first above written.

ATTEST:                                       COMPANY:
                                              -------

                                              U.S.A. FLORALPRODUCTS, INC., a
                                                   Delaware corporation

/s/ Jonathan Ledecky                          By: /s/ Robert Poirier
---------------------------                       ---------------------------
Jonathan Ledecky, Secretary                         Robert Poirier, President


WITNESS:                                      EMPLOYEE:
                                              --------


                                              /s/ Robert Poirier   (SEAL)
---------------------------                   ------------------------------
                                                    ROBERT POIRIER